UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022 (August 1, 2022)

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	REVBU	The NASDAQ Stock Market LLC
Common stock, par value $0.001 per share	REVB	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	REVBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On July 28, 2022, Revelation Biosciences, Inc., a Delaware corporation (the “Company”), completed a public offering (the “Offering”) of (i) 8,333,334 shares of its common stock, par value $0.001 per share (“Common Stock”), together with warrants (“Warrants”) to purchase up to 8,333,334 shares of its common stock, at an offering price to the public of $0.60 per share and associated warrant. The warrants will have an exercise price of $0.60 per share, are exercisable upon issuance, and will expire five years following the date of issuance. The exercise price of the Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants.

As compensation to Roth Capital, LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering, plus reimbursement of certain expenses and legal fees. The Company also issued to the Placement Agent warrants to purchase up to 583,333 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.75 per share.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors on July 25, 2022. The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock and Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-266108) has been filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on July 25, 2022.

The Company received net proceeds of approximately $4.4 million from the Offering, after deducting the estimated Offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for program development expenses and general corporate purposes.

The forms of the Purchase Agreement, the Warrant, and Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

On July 25, 2022, the Company issued a press release announcing the pricing of the Offering. On July 29, 2022, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated July 25, 2022, announcing the pricing of the offering
99.2	Press Release, dated July 29 2022, announcing the closing of the offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	August 1, 2022	By:	/s/ Chester S. Zygmont, III
		Name: Title:	Chester S. Zygmont, III Chief Financial Officer